Execution Copy

                            COVOL TECHNOLOGIES, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                     (Adopted by the Board on May 25, 2000)


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                                Table of Contents

                                                                         Page

SECTION 1 Purpose Of The Plan..............................................1

SECTION 2 Definitions......................................................1
      (a) "Board"..........................................................1
      (b) "Code"...........................................................1
      (c) "Committee"......................................................1
      (d) "Company"........................................................1
      (e) "Compensation"...................................................1
      (f) "Corporate Reorganization".......................................1
      (g) "Eligible Employee"..............................................1
      (h) "Employee".......................................................2
      (i) "Exchange Act"...................................................2
      (j) "Fair Market Value"..............................................2
      (k) "Offering Period"................................................3
      (l) "Participant"....................................................3
      (m) "Participating Company"..........................................3
      (n) "Plan"...........................................................3
      (o) "Plan Account"...................................................3
      (p) "Purchase Price".................................................3
      (q) "Stock"..........................................................3
      (r) "Subsidiary".....................................................3

SECTION 3 Administration Of The Plan.......................................3
      (a) Committee Composition............................................3
      (b) Committee Responsibilities.......................................3

SECTION 4 Enrollment And Participation.....................................3
      (a) Offering Periods.................................................3
      (b) Enrollment.......................................................4
      (c) Duration of Participation........................................4

SECTION 5 Employee Contributions...........................................4
      (a) Frequency of Payroll Deductions..................................4
      (b) Amount of Payroll Deductions.....................................4
      (c) Changing Withholding Rate........................................4
      (d) Discontinuing Payroll Deductions.................................4

SECTION 6 Withdrawal From The Plan.........................................5
      (a) Withdrawal.......................................................5
      (b)  Re-enrollment After Withdrawal..................................5

SECTION 7 Change In Employment Status......................................5
      (a) Termination of Employment........................................5
      (b) Leave of Absence.................................................5

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      (c) Death............................................................5

SECTION 8 Plan Accounts And Purchase Of Shares.............................5
      (a) Plan Accounts....................................................5
      (b) Purchase Price...................................................5
      (c) Number of Shares Purchased.......................................6
      (d) Available Shares Insufficient....................................6
      (e) Issuance of Stock................................................6
      (f) Unused Cash Balances.............................................6
      (g) Stockholder Approval.............................................6

SECTION 9 Limitations On Stock Ownership...................................6
      (a) Five Percent Limit...............................................6
      (b) Dollar Limit.....................................................7

SECTION 10 Rights Not Transferable.........................................7

SECTION 11 No Rights As An Employee........................................7

SECTION 12 No Rights As A Stockholder......................................8

SECTION 13 Securities Law Requirements.....................................8

SECTION 14 Stock Offered Under The Plan....................................8
      (a) Authorized Shares................................................8
      (b) Antidilution Adjustments.........................................8
      (c) Reorganizations..................................................8

SECTION 15 Amendment Or Discontinuance.....................................8

SECTION 16 Execution.......................................................9

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                            COVOL TECHNOLOGIES, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1         Purpose Of The Plan.

         The Plan was adopted by the Board on May 25, 2000, effective as of June 1, 2000. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock in the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2         Definitions.

         (a) "Board" means the Board of Directors of the Company, as constituted from time to time.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means a committee of the Board, as described in Section 3.

         (d) "Company" means Covol Technologies, Inc., a Delaware Corporation.

         (e) "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

         (f) "Corporate Reorganization" means:


                  (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

         (g) "Eligible Employee" means any Employee of a Participating Company who meets both of the following requirements:

                  (i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

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                  (ii) He or she has been an Employee of a Participating Company for not less than twelve consecutive months.

         The foregoing notwithstanding, Employees employed on the Plan's effective date do not have to satisfy the service requirements specified above.

         The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

         (h) "Employee" means an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or Subsidiary, as applicable) has not treated an individual as an Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be eligible to to participate in the Plan for that period, even if any person, court of law or government agency determines, retroactively, that such individual is or was a common-law employee during all or any portion of that period. "W-2 Payroll" means whatever mechanism or procedure that the Company or a Subsidiary uses to pay any individual which results in the issuance of Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and the Company's or Subsidiary's determination shall be conclusive and binding on all persons.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

                  (i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                  (ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

                  (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

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                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (k) "Offering Period" means a one-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

         (l) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

         (m) "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

         (n) "Plan" means this Covol Technologies, Inc. 2000 Employee Stock Purchase Plan, as it may be amended from time to time.

         (o) "Plan Account" means the account established for each Participant pursuant to Section 8(a).

         (p) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

         (q) "Stock" means the Common Stock of the Company. -----

         (r) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3         Administration Of The Plan.

         (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

         (b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4         Enrollment And Participation.

         (a) Offering Periods. While the Plan is in effect, one Offering Period shall commence in each calendar month. The Offering Periods shall consist of the one-month periods commencing on the first day of each month and ending on the last day of each month.

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         (b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 15 days prior to the commencement of such Offering Period.

         (c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b). A Participant who discontinued employee contributions under Section 5(d) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the first Offering Period beginning in the next calendar year, if he or she then is an Eligible Employee.

SECTION 5         Employee Contributions.

         (a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

         (b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% and not more than 10%.

         (c) Changing Withholding Rate. A Participant may change the rate of withholding once every six months. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing the prescribed form with the Company at the time specified. The new withholding rate shall be effective as of the first day of the January or July next following the date such form has been timely received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% and not more than 10%.

         (d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing the prescribed form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume effective as of the first day of the January or July next following the date such form has been timely received by the Company.

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SECTION 6         Withdrawal From The Plan.

         (a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

         (b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment shall be effective as of the first day of the January or July next following the date the enrollment form has been timely received by the Company.

SECTION 7         Change In Employment Status.

         (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

         (b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

         (c) Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 8         Plan Accounts And Purchase Of Shares.

         (a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

         (b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of :

                  (i) 85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

                  (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period.


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         (c) Number of Shares Purchased. As of the last day of each Offering
Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 1,200 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

         (d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

         (e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

         (f) Unused Cash Balances. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Offering Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

         (g) Stockholder Approval. The Company's stockholders must approve the adoption of the Plan within twelve months after the Plan is adopted by the Board of Directors of the Company.

SECTION 9         Limitations On Stock Ownership.

         (a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

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                  (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

                  (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

                  (iii) Each Participant shall be deemed to have the right to purchase 1,200 shares of Stock under this Plan with respect to each Offering Period.

         (b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

                  (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or Subsidiary of the Company).

                  (ii) Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company).

         For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10        Rights Not Transferable.

         The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11        No Rights As An Employee

         Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

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SECTION 12        No Rights As A Stockholder.

         A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13        Securities Law Requirements.

         Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 14        Stock Offered Under The Plan.

         (a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be 500,000, subject to adjustment pursuant to this Section 14. The Company may either use authorized but unissued stock, treasury stock, or stock purchased on the open market in order to fulfill its obligations under the Plan.

         (b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 1,200-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

         (c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15        Amendment Or Discontinuance.

         The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

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SECTION 16        Execution.

         To record the adoption of the Plan by the Board as of the date first above written, the Company has caused its authorized officer to execute the same.

                  Covol Technologies, Inc.

                  By:  /s/ Steven G. Stewart

                  Title: CFO

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